Exhibit 10.7

Lock-Up Agreement

July 31, 2009

GREAT AMERICAN GROUP, INC.

590 Madison Avenue, 35th Floor

New York, New York 10022

Re: Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the shares of common stock (the “Closing Stock Consideration”) of Great American Group, Inc., a Delaware corporation (the “Company”) issued to the former members and phantom equity holders (collectively, the “GA Members”) of Great American Group, LLC (“Great American”), in connection with the transactions contemplated by the Agreement and Plan of Reorganization by and among Alternative Asset Management Acquisition Corp. (“AAMAC”), the Company, AAMAC Merger Sub, Inc., Great American, the GA Members and Andrew Gumaer, as the Member Representative, dated May 14, 2009, as amended by an Amendment No. 1 to Agreement and Plan of Reorganization dated May 29, 2009, an Amendment No. 2 to Agreement and Plan of Reorganization dated July 8, 2009 and an Amendment No. 3 to Agreement and Plan of Reorganization dated July 28, 2009 (collectively, the “Definitive Agreement”). Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth in the Definitive Agreement.

In order to induce AAMAC and the Company to consummate the transactions contemplated by the Definitive Agreement, the undersigned hereby agrees that, during the lock-up period, which is defined herein (the “Lock-Up Period”), the undersigned: (a) will not, directly or indirectly, on his, her or its own behalf, or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge (except as permitted herein), borrow or otherwise dispose of its share of the Closing Stock Consideration, and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any of the Closing Stock Consideration (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of the Closing Stock Consideration, whether or not such transaction is to be settled by delivery of Closing Stock Consideration, other securities, cash or other consideration. For purposes of this agreement, “Lock-Up Period” shall mean, except as provided in the following sentence: (i) with respect to fifty percent (50%) of the aggregate Closing Stock Consideration, a period of six (6) months from the date hereof; (ii) with respect to the next twenty-five percent (25%) of the aggregate Closing Stock Consideration, a period of twelve (12) months from the date hereof; and (iii) with respect to the final twenty-five percent (25%) of the aggregate Closing Stock Consideration, a period of eighteen (18) months from the date hereof. Notwithstanding the foregoing, in the event of the undersigned’s death while the undersigned remains an employee of the Company or any of its subsidiaries, the “Lock-Up Period” with respect to all shares of Closing Stock Consideration shall expire upon the date of the undersigned’s death.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Closing Stock Consideration to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Closing Stock Consideration for which the undersigned is the record holder and, in the case of Closing Stock Consideration for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, its share of the Closing Stock Consideration.

The undersigned hereby further agrees that during the Lock-Up Period the undersigned will not: (x) file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of the Closing Stock Consideration or (y) exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of the Closing Stock Consideration except, in each case, as set forth in that certain Registration Rights Agreement dated as of July 31, 2009, entered into in connection with the Definitive Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer its share of the Closing Stock Consideration in the transactions described in clauses (i) through (vi) below without the prior written consent of the Company, provided that (1) the Company receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise during the lock-up period and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the lock-up period:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(iii)	as a distribution to members, partners or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that such affiliate, investment fund or other entity controlled or managed by the undersigned shall not be formed for the sole purpose of transferring, for value or otherwise, its share of the Closing Stock Consideration; or

(v)	to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent; or

(vi)	to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or immediate family of the undersigned.

For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

[FOR ANDY GUMAER AND HARVEY YELLEN ONLY:] In addition, notwithstanding the foregoing, the undersigned may pledge any or all of the shares of Closing Stock Consideration to Credit Suisse First Boston Next Fund, Inc. (together with any successors or assigns, “CS”), to secure the undersigned’s obligations under that certain Second Amended and Restated Promissory Note issued July 28, 2009, by the undersigned in favor of CS.

The undersigned hereby represents and warrants to the Company that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

[Signature Page to Lock-Up Agreement]

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